[GRAPHIC OMITTED] [INFODATA LOGO]               CONTACT:
                                                Norman F. Welsch
                                                Chief Financial Officer
                                                703-773-4841



        Infodata Announces Profitable Second Quarter and First Half 2003
             Company Continues Earnings Trend with Improved Margins


Herndon, VA. August 12 - Infodata Systems Inc. (OTCBB:INFD), a leading content management solutions company, today announced financial results for the three and six months periods ended June 30, 2003. The Company reported net income for the quarter of $48,000, or $.01 per share, a decrease of $95,000 from net income of $143,000, or $.03 per share, for the year earlier quarter. For the six months ended June 30, 2003, net income was $222,000, or $.04 per share, compared to net income of $5,000, or $0.00 per share, for the same period in 2002. The quarterly decrease in net income was largely due to an increase in research and development (R&D) and sales and marketing costs, as the Company continued to invest in the development and enhancement of proprietary solutions and sales and marketing infrastructure. Revenue for the quarter ended June 30, 2003, was $1,958,000 compared to revenue of $2,459,000 for the year earlier quarter. Revenue for the six months ended June 30, 2003 was $4,224,000, compared to revenue of $5,407,000 for the prior year period. The decrease in revenue for the three and six month periods was primarily the result of lower commercial services revenue, reflecting the completion of several projects during the quarter; lower Intel services revenue as a result of last year's contract termination; combined with the transition away from low margin business to higher margin proprietary solutions and services.

Gross profit for the quarter ended June 30, 2003, was $975,000, an increase of $35,000, or 3.7%, over $940,000 for the quarter ended June 30, 2002. Gross margin for the current quarter was 49.8%, compared to 38.2% for the year earlier quarter, a 30.4% increase. Gross profit for the six months ended June 30, 2003 was $2,160,000, or 51.1%, compared to $1,676,000, or 31.0%, for the six months ended June 30, 2002. The current year's trend of higher gross margins is primarily the result of increased sales of proprietary solutions.

At June 30, 2003, cash and equivalents amounted to $1,359,000, working capital was $1,780,000, and the line of credit remained fully paid down. For the six months ended June 30, 2003, cash and equivalents grew by $61,000, and working capital increased by $217,000, primarily the result of the increase in net income for the six-month period.

For the six months ended June 30, 2003, R&D expenses increased by $202,000 to $560,000, and Selling, General and Administrative expenses increased by $85,000 to $1,383,000 in the current six-month period. These increases reflect the Company's previously announced decision to invest in the development and enhancement of proprietary solutions and sales and marketing infrastructure to position for future growth.

                                    - more -

Edwin Miller, president and chief executive officer (CEO) of Infodata, said, "We are pleased to report our fifth consecutive quarter of profitability. Management anticipated that achieving profitability in the second quarter of 2003 would be challenging, given our previously announced plans to rebuild our sales pipeline and contract backlog. Consequently, during the second half of 2003, we are increasing our emphasis on selling and delivering solutions to government and Intel customers, where we are having renewed success. As indicated in our previous press releases and conference calls, profitability for 2003 may be lower than 2002, as a result of continued re-investment by the Company for profitable growth in 2004 and beyond." Postponement and Rescheduling of Second Quarter Results Conference Call

As announced late yesterday, as a result of an unforeseen scheduling conflict, Infodata is postponing its investor conference call, originally scheduled for 4:30 p.m. today. The rescheduled date and time will be announced in the near future.


About Infodata Systems Inc.

Infodata (www.infodata.com) is a market leader in delivering automated content management solutions around regulated and compliance activities from within the Enterprise Content Management (ECM) environment. We empower companies to create a new world of efficiency by manipulating their content in accordance with their business processes that drive compliance. Operating within ECM systems, our enterprise software and integration solutions solve the day-to-day problems specific to Content Review, Content Assembly and Publishing, Content Security and Content Relationships. Delivering solutions for 35 years, Infodata has proven, demonstrable experience in accelerating all facets of content management lifecycle processes. Infodata is based in Herndon, Virginia.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Infodata may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Infodata's products and services, customer implementation of products and services, relationships with customers, third-party vendors and systems integrators, concentration of revenue in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Infodata are included in Infodata's Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and its other filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Infodata assumes no obligation to update the information in this press release.

                                       ###

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  (Amounts In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                           Three Months Ended
                                                                June 30,
                                                         2003             2002
                                                         ----             ----
Revenues............................................. $ 1,958          $ 2,459

Cost of revenues.....................................     983            1,519
                                                      -------          -------
Gross profit.........................................     975              940

Operating expenses:
         Research and development....................     288              212
         Selling, general and administrative.........     642              571
                                                      -------          -------
                                                          930              783
                                                      -------          -------

Operating income.....................................      45              157

Interest income......................................       3                -
Interest expense.....................................       -              (14)
                                                      -------          -------
Net income before income taxes....................... $    48          $   143
Provision for income taxes...........................       -                -
                                                      -------          -------
Net income........................................... $    48          $   143
                                                      =======          =======

         Basic net income per share.................. $  0.01          $  0.03
                                                      =======          =======

Weighted average basic shares outstanding............   5,027            4,792
                                                      =======          =======

         Diluted net income per share................ $  0.01          $  0.03
                                                      =======          =======

Weighted average diluted shares outstanding..........   5,404            4,792
                                                      =======          =======

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  (Amounts In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                           Six Months Ended
                                                                June 30,
                                                         2003             2002
                                                         ----             ----
Revenues............................................. $ 4,224          $ 5,407

Cost of revenues.....................................   2,064            3,731
                                                      -------          -------
Gross profit.........................................   2,160            1,676

Operating expenses:
         Research and development....................     560              358
         Selling, general and administrative.........   1,383            1,298
                                                      -------          -------
                                                        1,943            1,656
                                                      -------          -------

Operating income.....................................     217               20

Interest income......................................       6                9
Interest expense.....................................      (1)             (24)
                                                      -------          -------
Net income before income taxes....................... $   222          $     5

Provision for income taxes...........................       -                -
                                                      -------          -------
Net income........................................... $   222          $     5
                                                      =======          =======

         Basic net income per share.................. $  0.04          $  0.00
                                                      =======          =======

Weighted average basic shares outstanding............   5,012            4,791
                                                      =======          =======

         Diluted net income per share................ $  0.04          $  0.00
                                                      =======          =======

Weighted average diluted shares outstanding..........   5,413            4,791
                                                      =======          =======

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                          (Dollar Amounts in Thousands)
                                   (Unaudited)

                                                                        June 30,        December 31,
                                                                          2003              2002
                                                                          ----              ----
Assets
Current assets:
         Cash and cash equivalents.................................  $   1,359         $   1,298
         Certificates of deposit...................................        100               100
         Accounts receivable, net of allowance of $38 in 2003 and
         $39 in 2002...............................................      1,469             1,806
         Notes Receivable..........................................         17                 -
         Prepaid expenses and other current assets.................        108                64
                                                                     ---------         ---------

                  Total current assets.............................      3,053             3,268
                                                                     ---------         ---------

Property and equipment, net........................................         91                79
Other assets.......................................................         20                20
                                                                     ---------         ---------
Total assets.......................................................  $   3,164         $   3,367
                                                                     =========         =========
Liabilities and Shareholders' Equity
Current Liabilities:
         Line of credit............................................  $       -         $      55
         Accounts payable..........................................         38                91

         Accrued expenses..........................................        754               806

         Deferred revenue..........................................        481               753
                                                                     ---------         ---------

                  Total current liabilities........................      1,273             1,705
                                                                     ---------         ---------

Commitments and contingencies                                                -                 -
Shareholders' equity:

         Common stock..............................................        149               148

         Additional paid-in capital................................     20,250            20,243

         Accumulated deficit.......................................    (18,508)          (18,729)
                                                                     ---------         ---------
Total shareholders' equity.........................................      1,891             1,662
                                                                     ---------         ---------

Total liabilities and shareholders' equity.........................  $   3,164         $   3,367
                                                                     =========         =========

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                          (Dollar Amounts in Thousands)
                                   (Unaudited)

                                                                            Six Months Ended
                                                                                 June 30,
                                                                          2003              2002
                                                                          ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income ................................................... $     222         $       5
Adjustments to reconcile net income to cash provided by
        (used in) operating activities:

        Stock based compensation expense............................         6                 -
        Depreciation and amortization...............................        44                79

        Provision for doubtful accounts.............................         -                 4
Changes in operating assets and liabilities:
        Accounts receivable.........................................       337             1,354
        Notes receivable............................................       (17)                -
        Prepaid expenses and other current assets...................       (45)              163
        Accounts payable............................................       (53)             (875)
        Accrued expenses............................................       (53)             (153)
        Deferred revenue............................................      (272)              (65)
                                                                     ---------         ---------
                  Net cash provided by operating activities.........       169               512
                                                                     ---------         ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:

Purchases of property and equipment.................................       (56)               (9)
                                                                     ---------         ---------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Net repayments under short-term debt................................       (55)             (616)
Issuance of common stock............................................         3                 1
                                                                     ---------         ---------
                  Net cash used in financing activities.............       (52)             (615)
                                                                     ---------         ---------
Net increase (decrease) in cash and cash equivalents................        61              (112)
Cash and cash equivalents at beginning of period....................     1,298             1,002
                                                                     ---------         ---------
Cash and cash equivalents at end of period.......................... $   1,359         $     890
                                                                     =========         =========

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